Exhibit 21.1


EXHIBIT  21.1:  InteliData   Technologies   Corporation   List  of  Significant
                Subsidiaries


Cee Associates, LLP
Colonial Technolgoies Corp.
Home Account Holdings, Inc.
InteliData Investments, Inc.